UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois   60062

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2014, the Registrant announced that Michael L. Eskew had been elected to its Board of Directors effective July 21, 2014.  The Board has not yet determined Mr. Eskew’s committee assignments.  Mr. Eskew’s compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent proxy statement filed with the Securities and Exchange Commission on April 7, 2014, file number 001-11840, under the heading “Director Compensation.”  Mr. Eskew’s compensation will be prorated to reflect the commencement date of his Board service.  In addition, the Registrant expects to enter into an indemnification agreement with Mr. Eskew in substantially the form filed as Exhibit 10.2 to its quarterly report on Form 10-Q for the quarter ended June 30, 2007.  A copy of the press release announcing Mr. Eskew’s election is attached as Exhibit 99 to this report.

Section 8 – Other Events

Item 8.01.  Other Events.

The Registrant reported that F. Duane Ackerman had been elected as the board’s independent lead director on May 20, 2014, following the Registrant’s annual meeting of stockholders.  A copy of the press release announcing Mr. Ackerman’s election as lead director is attached as Exhibit 99 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99	Registrant’s press release dated July 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/ Katherine A. Smith
	Name:	Katherine A. Smith
	Title:	Assistant Secretary

Date: July 23, 2014